Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of report (date of earliest event reported):

December 6, 2007

NaturalNano, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

15 Schoen Place

Pittsford, New York 14534

(Address of principal executive offices)

(585) 267-4850

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-laws

On December 6, 2006, we filed with the Secretary of State of the State of Nevada our Second Amended and Restated Articles of Incorporation (the “Restated Charter”). The Restated Charter increases the number of authorized shares of our Common Stock, par value $0.001 per share, from 200,000,000 shares to 300,000,000 shares. The restated Charter also adds to our Articles of Incorporation a new Article 12 entitled “Consent to Waiver of Terms and Conditions” which provides that the terms and conditions of any rights, options and warrants or other securities approved by the Board of Directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent.

The Restated Charter is filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description of our Second Amended and Restated Articles of Incorporation is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Second Amended and Restated Articles of Incorporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

/s/ Kent A. Tapper
Date: December 6, 2007	Kent A. Tapper
Chief Financial Officer